Exhibit 99.1

LIBERTY MEDIA CORPORATION REPORTS

FOURTH QUARTER AND YEAR END 2024 FINANCIAL RESULTS

Englewood, Colorado, February 27, 2025 - Liberty Media Corporation ("Liberty Media" or “Liberty”) (NASDAQ: FWONA, FWONK, LLYVA, LLYVK) today reported fourth quarter and year end 2024 results. Headlines include (1):

●Attributed to Formula One Group
o2024 F1 fan attendance of 6.5 million, up 9% compared to 2023
o1.6 billion cumulative TV viewers and 97 million social media followers
oRenewed several race promotion agreements, including Belgian Grand Prix in multi-year rotation, Dutch Grand Prix through 2026, Chinese Grand Prix through 2030 and Italian and Monaco Grands Prix through 2031
oAnnounced extension of partnership with Crypto.com through 2030 and signed new agreement with global lottery operator Allwyn as Official Partner
oHosted season launch event at London’s The O2 to celebrate F1’s 75th anniversary year with over 40 global broadcasters airing the show
oLiberty Media extended date for regulatory approval of MotoGP acquisition to June 30, 2025
●Attributed to Liberty Live Group
oFair value of Live Nation investment was $9.0 billion as of December 31, 2024

“As I reflect on my first month as CEO, I am energized by the opportunities ahead at Liberty Media and our portfolio companies,” said Derek Chang, Liberty Media President & CEO. “My time as a board member has enabled an efficient transition as we move quickly to accomplish our strategic priorities for 2025. This includes capitalizing on Formula 1’s success with the key building blocks to drive continued growth, closing the acquisition of MotoGP and addressing the Liberty Live structure. I am committed to maintaining our current momentum and working with the Liberty team as we execute our strategy to drive shareholder value.”

Discussion of Results

Unless otherwise noted, the following discussion compares financial information for the three months or year ended December 31, 2024 to the same period in 2023.

FORMULA ONE GROUP – The following table provides the financial results attributed to Formula One Group for the fourth quarter and full year 2024. $17 million and $66 million of corporate level selling, general and administrative expense (including stock-based compensation expense) was allocated to Formula One Group in the fourth quarter and full year 2024, respectively.

The businesses and assets attributed to Formula One Group consist primarily of Liberty Media’s subsidiaries, F1 and Quint.

	Three months ended		Twelve months ended
	December 31,		December 31,
	2023	2024	2023	2024

	(unaudited)
	amounts in millions		amounts in millions
Formula One Group
Revenue
Formula 1	$1,230	$1,126	$3,222	$3,411
Corporate and other	16	118	16	373
Intergroup elimination	(16)	(77)	(16)	(131)
Total Formula One Group	$1,230	$1,167	$3,222	$3,653
Operating Income (Loss)
Formula 1	$153	$126	$392	$492
Corporate and other	(31)	(103)	(95)	(205)
Total Formula One Group	$122	$23	$297	$287
Adjusted OIBDA (Loss)
Formula 1	$238	$202	$725	$791
Corporate and other	5	(2)	(39)	(17)
Total Formula One Group	$243	$200	$686	$774

F1 Operating Results

“Formula 1 capped off a record 2024 in race count, revenue and Adjusted OIBDA,” said Stefano Domenicali, Formula 1 President and CEO. “We are equally optimistic about 2025 as we mark F1’s 75th anniversary which will provide incremental momentum for our brand, and we celebrated this milestone by welcoming the entire F1 community to a first of its kind season launch event at The O2 last week. Our sponsorship roster is the strongest in the sport’s history and the commercial pipeline remains robust. This commercial success is paired with on-track excitement, as we expect more intense competition after last season’s highly competitive Championship and we welcome several rookie drivers to the grid.”

The following table provides the operating results of Formula 1 (“F1”).

	Three months ended			Twelve months ended
	December 31,			December 31,
	2023	2024	% Change	2023	2024	% Change

	(unaudited)
	amounts in millions			amounts in millions
Primary Formula 1 revenue	$838	$797	(5)%	$2,560	$2,757	8%
Other Formula 1 revenue	392	329	(16)%	662	654	(1)%
Total Formula 1 revenue	$1,230	$1,126	(8)%	$3,222	$3,411	6%
Operating expenses (excluding stock-based compensation):
Team payments	(327)	(297)	9%	(1,215)	(1,266)	(4)%
Other cost of Formula 1 revenue	(589)	(543)	8%	(1,041)	(1,066)	(2)%
Cost of Formula 1 revenue	$(916)	$(840)	8%	$(2,256)	$(2,332)	(3)%
Selling, general and administrative expenses	(76)	(84)	(11)%	(241)	(288)	(20)%
Adjusted OIBDA	$238	$202	(15)%	$725	$791	9%
Stock-based compensation	(1)	(1)	—%	(3)	(3)	—%
Depreciation and Amortization(a)	(84)	(75)	11%	(330)	(296)	10%
Operating income (loss)	$153	$126	(18)%	$392	$492	26%

Number of races in period	6	6		22	24

a)	Includes amortization related to purchase accounting of $74 million and $61 million for the fourth quarters of 2023 and 2024, respectively, and $298 million and $244 million for the full years 2023 and 2024, respectively, which is excluded from calculations for purposes of team payments.

Primary F1 revenue represents the majority of F1’s revenue and is derived from (i) race promotion revenue, (ii) media rights fees and (iii) sponsorship fees. For the year ended December 31, 2024, these revenue streams comprised 29.3%, 32.8% and 18.6%, respectively, of total F1 revenue.

There were 24 and 6 races held in the full year and fourth quarter of 2024, respectively, compared to 22 and 6 races held in the full year and fourth quarter of 2023. In the fourth quarter of both 2024 and 2023, F1 directly promoted the Las Vegas Grand Prix and recognized the revenue (ticketing, sponsorship, hospitality) and costs related to the event.

Primary F1 revenue grew for the full year with increases across all primary revenue streams. Sponsorship revenue grew due to recognition of revenue from new sponsors, contractual increases from existing sponsors and additional sponsorship inventory with two additional races held. Media rights revenue increased due to contractual increases in fees and continued growth in F1 TV subscription revenue. Race promotion revenue grew primarily due to fees from the two additional races held compared to the prior year, following the return of China and Imola to the calendar, as well as contractual increases in fees, partially offset by lower ticketing revenue generated from the Las Vegas Grand Prix.

Primary F1 revenue decreased in the fourth quarter primarily driven by a decline in race promotion and media rights revenue. Race promotion revenue decreased due to lower ticketing revenue generated from the Las Vegas Grand Prix. Media rights revenue declined due to the lower proportionate recognition of season-based income (6/24 races took place in the fourth quarter of 2024 compared to 6/22 in the fourth quarter of 2023), partially offset by continued growth in F1 TV subscription revenue. Sponsorship revenue increased in the fourth quarter due to recognition of revenue from new sponsors, which offset the lower proportion of season-based revenue recognized.

Other F1 revenue decreased in the full year and fourth quarter. Growth in hospitality income at most events and higher freight and licensing revenue was offset by lower hospitality revenue generated from the Las Vegas Grand Prix. For the full year, Other F1 revenue also benefited from the sale of new F2 cars and associated parts at the beginning of the new F2 vehicle cycle.

Operating income and Adjusted OIBDA(2) grew for the full year. Team payments increased for the full year driven by the growth in F1 revenue and the associated impact on the calculation of the team payments, which are 100% variable under the 2021 Concorde Agreement. Team payments as a percent of pre-team payment Adjusted OIBDA decreased from 62.6% in 2023 to 61.5% in 2024 reflecting growth in Adjusted OIBDA and an associated reduction on the payout percentage calculated under the terms of the 2021 Concorde Agreement. Other cost of F1 revenue is largely variable in nature and is mostly derived from servicing both Primary and Other F1 revenue opportunities. These costs increased in the full year primarily due to the annual impact of lease expense for the Las Vegas Grand Prix Plaza which became operational in November of 2023, as well as higher commissions and partner servicing costs associated with servicing Primary F1 revenue streams, the costs of supplying the new F2 cars and associated parts and increased freight, technical, digital and FIA regulatory costs from the additional races held. This was partially offset by lower event promotion, hospitality and experiences costs incurred in promoting and delivering the Las Vegas Grand Prix compared to the prior year. Selling, general and administrative expense increased for the full year driven by higher personnel, marketing, IT and property costs as well as legal and other professional fees, partially offset by foreign exchange favorability.

Operating income and Adjusted OIBDA decreased in the fourth quarter primarily due to the decline in revenue. Team payments decreased due to the lower pro rata recognition of payments across the race season and a reduction in team payment costs based on full year results. Other cost of F1 revenue decreased in the fourth quarter primarily due to reduced costs in promoting and delivering the Las Vegas Grand Prix, partially offset by increased freight costs and higher commissions and partner servicing costs. Selling, general and administrative expense increased in the fourth quarter due to higher marketing, personnel, IT and property costs as well as legal and other professional fees, partially offset by foreign exchange favorability.

Corporate and Other Operating Results

Corporate and Other revenue grew in the full year and fourth quarter due to the inclusion of Quint results and $33 million and $13 million of rental income related to the Las Vegas Grand Prix Plaza recognized in the full year and fourth quarter, respectively. In the fourth quarter, Quint results were primarily driven by F1 Experiences across the six races held. Quint’s revenue is seasonal around its largest events, which are generally during the second and fourth quarters.

Corporate and Other operating income and Adjusted OIBDA for the full year and fourth quarter of 2024 include the rental income related to the Las Vegas Grand Prix Plaza, Quint results and other corporate overhead.

LIBERTY LIVE GROUP – Liberty Live Group was allocated $4 million and $11 million of corporate level selling, general and administrative expense (including stock-based compensation expense) in the fourth quarter and full year 2024, respectively.

The businesses and assets attributed to Liberty Live Group consist primarily of Liberty Media’s interest in Live Nation and other minority investments.

Share Repurchases

There were no repurchases of Liberty Media’s common stock from November 1, 2024 through January 31, 2025. The total remaining repurchase authorization for Liberty Media as of February 1, 2025 is $1.1 billion and can be applied to repurchases of common shares of any of the Liberty Media tracking stocks.

FOOTNOTES

1)	Liberty Media will discuss these highlights and other matters on Liberty Media’s earnings conference call which will begin at 10:00 a.m. (E.T.) on February 27, 2025. For information regarding how to access the call, please see “Important Notice” later in this document.

2)	For a definition of Adjusted OIBDA (as defined by Liberty Media) and the applicable reconciliation, see the accompanying schedule.

NOTES

The following financial information with respect to Liberty Media’s equity affiliates, available for sale securities, cash and debt is intended to supplement Liberty Media’s consolidated balance sheet and statement of operations to be included in its Form 10-K for the year ended December 31, 2024.

Fair Value of Corporate Public Holdings

(amounts in millions)	9/30/2024	12/31/2024
Formula One Group
Other Monetizable Public Holdings	N/A	N/A
Total Formula One Group	N/A	N/A

Liberty Live Group
Live Nation Investment(a)	7,625	9,019
Total Liberty Live Group	$7,625	$9,019

Total Liberty Media	$7,625	$9,019

a)	Represents the fair value of the equity investment in Live Nation. In accordance with GAAP, Liberty Media accounts for its investment in the equity of Live Nation using the equity method of accounting and includes it in its consolidated balance sheet at $422 million and $430 million as of September 30, 2024 and December 31, 2024, respectively.

Cash and Debt

The following presentation is provided to separately identify cash and debt information.

(amounts in millions)	9/30/2024	12/31/2024
Cash and Cash Equivalents Attributable to:
Formula One Group(a)	$2,666	$2,631
Liberty Live Group	388	325
Total Consolidated Cash and Cash Equivalents (GAAP)	$3,054	$2,956

Debt:
2.25% convertible notes due 2027(b)	475	475
Formula 1 term loan and revolving credit facility	2,384	2,380
Other corporate level debt	54	53
Total Attributed Formula One Group Debt	$2,913	$2,908
Fair market value adjustment	15	84
Total Attributed Formula One Group Debt (GAAP)	$2,928	$2,992
Formula 1 leverage(c)	1.1x	1.3x

0.5% Live Nation exchangeable senior debentures due 2050(b)	50	—
2.375% Live Nation exchangeable senior debentures due 2053(b)	1,150	1,150
Live Nation margin loan	—	—
Total Attributed Liberty Live Group Debt	$1,200	$1,150
Fair market value adjustment	237	406
Total Attributed Liberty Live Group Debt (GAAP)	$1,437	$1,556

Total Liberty Media Corporation Debt (GAAP)	$4,365	$4,548

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a)	Includes $1,383 million and $1,310 million of cash held at F1 as of September 30, 2024 and December 31, 2024, respectively, and $65 million and $78 million of cash held at Quint as of September 30, 2024 and December 31, 2024, respectively.
b)	Face amount of the convertible notes and exchangeable debentures with no fair market value adjustment. The 0.5% Live Nation exchangeable senior debentures due 2050 were redeemed in September 2024 and remaining exchange obligations were settled in October 2024.
c)	Net leverage as defined in F1’s credit facilities for covenant calculations.

Liberty Media and F1 are in compliance with their debt covenants as of December 31, 2024.

Total cash and cash equivalents attributed to Formula One Group decreased $35 million during the fourth quarter driven by cash used in operations at F1 primarily due to seasonal working capital changes and capital expenditures. Total debt attributed to Formula One Group was relatively flat in the fourth quarter.

Total cash and cash equivalents attributed to Liberty Live Group decreased $63 million during the fourth quarter primarily due to debt reduction and interest payments. Total debt attributed to Liberty Live Group decreased $50 million during the quarter due to the settlement of the remaining 0.5% Live Nation exchangeable senior debentures due 2050.

Important Notice: Liberty Media Corporation (Nasdaq: FWONA, FWONK, LLYVA, LLYVK) will discuss Liberty Media's earnings release on a conference call which will begin at 10:00 a.m. (E.T.) on February 27, 2025. The call can be accessed by dialing (877) 704-2829 or (215) 268-9864, passcode 13748880 at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to https://www.libertymedia.com/investors/news-events/ir-calendar. Links to this press release will also be available on the Liberty Media website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial performance and prospects, our 2025 strategic priorities, our expectations regarding the planned acquisition of MotoGP, our expectations regarding the F1business and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of all conditions to closing for the transaction with MotoGP possible changes in market acceptance of new products or services, regulatory matters affecting our businesses, the unfavorable outcome of future litigation, the failure to realize benefits of acquisitions, rapid industry change, failure of third parties to perform, continued access to capital on terms acceptable to Liberty Media, changes in law, including consumer protection laws, and their enforcement. These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Form 10-K, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this press release.

Contact: Shane Kleinstein (720) 875-5432

LIBERTY MEDIA CORPORATION

BALANCE SHEET INFORMATION

December 31, 2024 (unaudited)

	Attributed
		Liberty Live
	Formula One	Live	Inter-Group	Consolidated
	Group	Group	Eliminations	Liberty

	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$2,631	325	—	2,956
Trade and other receivables, net	114	—	—	114
Other current assets	277	—	—	277
Total current assets	3,022	325	—	3,347
Investments in affiliates, accounted for using the equity method	33	458	—	491

Property and equipment, at cost	1,007	—	—	1,007
Accumulated depreciation	(197)	—	—	(197)
	810	—	—	810

Goodwill	4,134	—	—	4,134
Intangible assets subject to amortization, net	2,689	—	—	2,689
Deferred income tax assets	577	217	(34)	760
Other assets	494	223	—	717
Total assets	$11,759	1,223	(34)	12,948

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$645	3	—	648
Current portion of debt	26	—	—	26
Deferred revenue	267	—	—	267
Financial instrument liabilities	138	—	—	138
Other current liabilities	54	—	—	54
Total current liabilities	1,130	3	—	1,133
Long-term debt	2,966	1,556	—	4,522
Other liabilities	275	1	(34)	242
Total liabilities	4,371	1,560	(34)	5,897
Equity / Attributed net assets	7,388	(359)	—	7,029
Noncontrolling interests in equity of subsidiaries	—	22	—	22
Total liabilities and equity	$11,759	1,223	(34)	12,948

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS
Twelve months ended December 31, 2024 (unaudited)

	Attributed
		Liberty	Liberty
	Formula One	Live	SiriusXM	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Revenue:
Formula 1 revenue	$3,318	—	—	3,318
Other revenue	335	—	—	335
Total revenue	3,653	—	—	3,653
Operating costs and expenses:
Cost of Formula 1 revenue (exclusive of depreciation shown separately below)	2,294	—	—	2,294
Other cost of sales	194	—	—	194
Other operating expenses	13	—	—	13
Selling, general and administrative, including stock-based compensation (1)	408	11	—	419
Depreciation and amortization	352	—	—	352
Impairment and acquisition costs	105	—	—	105
	3,366	11	—	3,377
Operating income (loss)	287	(11)	—	276
Other income (expense):
Interest expense	(208)	(29)	—	(237)
Share of earnings (losses) of affiliates, net	(10)	238	—	228
Realized and unrealized gains (losses) on financial instruments, net	(120)	(263)	—	(383)
Other, net	68	24	—	92
	(270)	(30)	—	(300)
Earnings (loss) from continuing operations before income taxes	17	(41)	—	(24)
Income tax (expense) benefit	(47)	8	—	(39)
Net earnings (loss) from continuing operations	(30)	(33)	—	(63)
Net earnings (loss) from discontinued operations	—	—	(2,412)	(2,412)
Net earnings (loss)	(30)	(33)	(2,412)	(2,475)
Less net earnings (loss) attributable to the noncontrolling interests	—	(2)	(410)	(412)
Net earnings (loss) attributable to Liberty stockholders	$(30)	(31)	(2,002)	(2,063)

(1) Includes stock-based compensation expense as follows:
Selling, general and administrative	$30	4	—	34

Note: Liberty Media completed the combination of Liberty SiriusXM Group and SiriusXM on September 9, 2024. Liberty Sirius XM Group is presented as a discontinued operation in Liberty Media’s consolidated financial statements.

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS
Twelve months ended December 31, 2023 (unaudited)

	Attributed
		Liberty	Liberty
	Formula One	Live	SiriusXM	Braves	Consolidated
	Group	Group	Group	Group	Liberty

	amounts in millions
Revenue:
Formula 1 revenue	$3,222	—	—	—	3,222
Other revenue	—	—	—	350	350
Total revenue	3,222	—	—	350	3,572
Operating costs and expenses:
Cost of Formula 1 revenue (exclusive of depreciation shown separately below)	2,240	—	—	—	2,240
Other operating expenses	—	—	—	274	274
Selling, general and administrative (1)	316	11	—	69	396
Depreciation and amortization	369	—	—	37	406
Impairment and acquisition costs	—	—	—	1	1
	2,925	11	—	381	3,317
Operating income (loss)	297	(11)	—	(31)	255
Other income (expense):
Interest expense	(214)	(10)	(4)	(20)	(248)
Share of earnings (losses) of affiliates, net	(4)	22	127	12	157
Realized and unrealized gains (losses) on financial instruments, net	42	(153)	(59)	3	(167)
Unrealized gains (losses) on intergroup interests	15	—	—	(83)	(68)
Other, net	75	(28)	(6)	5	46
	(86)	(169)	58	(83)	(280)
Earnings (loss) from continuing operations before income taxes	211	(180)	58	(114)	(25)
Income tax (expense) benefit	(27)	38	(13)	3	1
Net earnings (loss) from continuing operations	184	(142)	45	(111)	(24)
Net earnings (loss) from discontinued operations	—	—	986	—	986
Net earnings (loss)	184	(142)	1,031	(111)	962
Less net earnings (loss) attributable to the noncontrolling interests	(1)	—	202	—	201
Net earnings (loss) attributable to Liberty stockholders	$185	(142)	829	(111)	761

(1) Includes stock-based compensation expense as follows:
Selling, general and administrative	$20	2	—	7	29

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Twelve months ended December 31, 2024 (unaudited)

	Attributed
		Liberty	Liberty
	Formula One	Live	SiriusXM	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$(30)	(33)	(2,412)	(2,475)
Adjustments to reconcile net earnings to net cash provided by operating activities:
(Earnings) loss from discontinued operations	—	—	2,412	2,412
Depreciation and amortization	352	—	—	352
Stock-based compensation	30	4	—	34
Non-cash impairment costs	73	—	—	73
Share of (earnings) loss of affiliates, net	10	(238)	—	(228)
Realized and unrealized (gains) losses on financial instruments, net	120	263	—	383
Loss (gain) on early extinguishment of debt	6	—	—	6
Deferred income tax expense (benefit)	35	(6)	—	29
Intergroup tax allocation	(107)	(2)	—	(109)
Intergroup tax (payments) receipts	129	2	—	131
Other charges (credits), net	14	(4)	—	10
Changes in operating assets and liabilities
Current and other assets	39	—	—	39
Payables and other liabilities	(104)	—	—	(104)
Net cash provided (used) by operating activities	567	(14)	—	553
Cash flows from investing activities:
Capital expended for property and equipment, including internal-use software and website development	(75)	—	—	(75)
Cash proceeds from dispositions of investments	10	107	—	117
Cash (paid) received for acquisitions, net of cash acquired	(205)	—	—	(205)
Investments in equity method affiliates and debt and equity securities	(8)	(3)	—	(11)
Return of investment in equity method affiliates	1	—	—	1
Other investing activities, net	(15)	1	—	(14)
Net cash provided (used) by investing activities	(292)	105	—	(187)
Cash flows from financing activities:
Borrowings of debt	645	—	—	645
Repayments of debt	(677)	(71)	—	(748)
Issuance of Series C Liberty Formula One common stock	939	—	—	939
Taxes paid in lieu of shares issued for stock-based compensation	(14)	(3)	—	(17)
Other financing activities, net	72	3	—	75
Net cash provided (used) by financing activities	965	(71)	—	894
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(10)	—	—	(10)
Net cash provided (used) by discontinued operations:
Cash provided (used) by operating activities	—	—	882	882
Cash provided (used) by investing activities	—	—	(709)	(709)
Cash provided (used) by financing activities	—	—	(488)	(488)
Net cash provided (used) by discontinued operations	—	—	(315)	(315)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,230	20	(315)	935
Cash, cash equivalents and restricted cash at beginning of period	1,408	305	315	2,028
Cash, cash equivalents and restricted cash at end of period	$2,638	325	—	2,963

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Twelve months ended December 31, 2023 (unaudited)

	Attributed
		Liberty	Liberty		Consolidated
	Formula One	Live	SiriusXM	Braves
	Group	Group	Group	Group	Liberty

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$184	(142)	1,031	(111)	962
Adjustments to reconcile net earnings to net cash provided by operating activities:
(Earnings) loss from discontinued operations	—	—	(986)	—	(986)
Depreciation and amortization	369	—	—	37	406
Stock-based compensation	20	2	—	7	29
Share of (earnings) loss of affiliates, net	4	(22)	(127)	(12)	(157)
Realized and unrealized (gains) losses on financial instruments, net	(42)	153	59	(3)	167
Unrealized (gains) losses on intergroup interests, net	(15)	—	—	83	68
Loss (gain) on early extinguishment of debt	(1)	35	—	—	34
Deferred income tax expense (benefit)	18	(37)	13	(3)	(9)
Intergroup tax allocation	(176)	—	(1)	(1)	(178)
Intergroup tax (payments) receipts	122	—	—	(1)	121
Other charges (credits), net	4	(2)	6	4	12
Changes in operating assets and liabilities
Current and other assets	46	(5)	—	(34)	7
Payables and other liabilities	86	5	1	66	158
Net cash provided (used) by operating activities	619	(13)	(4)	32	634
Cash flows from investing activities:
Capital expended for property and equipment, including internal-use software and website development	(426)	—	—	(35)	(461)
Cash proceeds from dispositions of investments	110	1	—	—	111
Investments in equity method affiliates and debt and equity securities	(173)	(3)	—	—	(176)
Other investing activities, net	(21)	3	—	—	(18)
Net cash provided (used) by investing activities	(510)	1	—	(35)	(544)
Cash flows from financing activities:
Borrowings of debt	—	1,135	—	30	1,165
Repayments of debt	(70)	(918)	—	(20)	(1,008)
Settlement of intergroup interests	(273)	—	—	—	(273)
Atlanta Braves Holdings, Inc. Split-Off	—	—	—	(188)	(188)
Reclassification	(100)	100	—	—	—
Taxes paid in lieu of shares issued for stock-based compensation	(9)	—	—	(1)	(10)
Distribution from former subsidiary	—	—	3	—	3
Other financing activities, net	17	—	—	9	26
Net cash provided (used) by financing activities	(435)	317	3	(170)	(285)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	1	—	—	—	1
Net cash provided (used) by discontinued operations:
Cash provided (used) by operating activities	—	—	1,830	—	1,830
Cash provided (used) by investing activities	—	—	(696)	—	(696)
Cash provided (used) by financing activities	—	—	(1,188)	—	(1,188)
Net cash provided (used) by discontinued operations	—	—	(54)	—	(54)
Net increase (decrease) in cash, cash equivalents and restricted cash	(325)	305	(55)	(173)	(248)
Cash, cash equivalents and restricted cash at beginning of period	1,733	NA	370	173	2,276
Cash, cash equivalents and restricted cash at end of period	$1,408	305	315	—	2,028

NON-GAAP FINANCIAL MEASURES

SCHEDULE 1

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for Formula One Group and Liberty Live Group, together with reconciliations to operating income, as determined under GAAP.  Liberty Media defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and other related costs and impairment charges.

Liberty Media believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends.  In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance.  Because Adjusted OIBDA is used as a measure of operating performance, Liberty Media views operating income as the most directly comparable GAAP measure.  Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Media's management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of Adjusted OIBDA for Liberty Media to operating income (loss) calculated in accordance with GAAP for the three months and years ended December 31, 2023 and December 31, 2024, respectively.

(amounts in millions)	4Q23	4Q24	2023	2024
Formula One Group
Operating income (loss)	$122	$23	$297	$287
Depreciation and amortization	115	89	369	352
Stock compensation expense	6	6	20	30
Impairment and acquisition costs(a)	—	82	—	105
Adjusted OIBDA	$243	$200	$686	$774

Liberty Live Group
Operating income (loss)	$(6)	$(4)	$(11)	$(11)
Stock compensation expense	1	1	2	4
Adjusted OIBDA	$(5)	$(3)	$(9)	$(7)

a)	During the year ended December 31, 2024, Formula One Group incurred (i) $32 million of costs related to corporate acquisitions and (ii) a $73 million non-cash impairment charge related to Quint goodwill.